HP Inc. 1501 Page Mill Road Palo Alto, CA 94304 hp.com Editorial contacts HP Inc. Media Relations MediaRelations@hp.com HP Inc. Investor Relations investorrelations@hp.com	EXHIBIT 99.1

News Release
HP Inc. Reports Fiscal 2017 Second Quarter Results

PALO ALTO, CA – (Marketwired) – May 24, 2017 – HP (NYSE: HPQ)
●	Second quarter GAAP diluted net earnings per share from continuing operations of $0.33, within the previously provided outlook of $0.32 to $0.35 per share
●	Second quarter non-GAAP diluted net earnings per share of $0.40, within the previously provided outlook of $0.37 to $0.40 per share
●	Second quarter net revenue of $12.4 billion, up 7% as reported and in constant currency from the prior-year period
●	Second quarter cash provided by operating activities of $0.5 billion
●	Second quarter returned $447 million to shareholders in the form of share repurchases and dividends

HP Inc.'s fiscal 2017 second quarter financial performance
	Q2 FY17	Q2 FY16	Y/Y
GAAP net revenue ($B)	$12.4	$11.6	7%
GAAP operating margin from continuing operations	6.6%	7.3%	(0.7 pts)
GAAP net earnings from continuing operations ($B)	$0.6	$0.7	(15)%
GAAP diluted net earnings per share from continuing operations	$0.33	$0.38	(13)%
Non-GAAP operating margin	7.6%	7.8%	(0.2 pts)
Non-GAAP net earnings ($B)	$0.7	$0.7	(2)%
Non-GAAP diluted net earnings per share	$0.40	$0.41	(2)%
Cash provided by operating activities ($B)	$0.5	$1.6	(71)%

Notes to table
Information about HP Inc.'s use of non-GAAP financial information is provided under "Use of non-GAAP financial information" below.

Net revenue and EPS results
HP Inc. (“HP”) announced second quarter net revenue of $12.4 billion, up 7% as reported and in constant currency from the prior-year period.

Second quarter GAAP diluted net earnings per share (“EPS”) from continuing operations was $0.33, down from $0.38 in the prior-year period and within the previously provided outlook of $0.32 to $0.35. Second quarter non-GAAP diluted net EPS was $0.40, down from $0.41 in the prior-year period and within the previously provided outlook of $0.37 to $0.40. Second quarter non-GAAP net earnings and non-GAAP diluted net EPS exclude after-tax adjustments of $126 million, or $0.07 per share, related to restructuring and other charges, acquisition-related charges, defined benefit plan settlement charges, amortization of intangible assets, non-operating retirement-related credits/(charges) and net tax indemnifications.

“This was a breakthrough quarter for HP, and marks the first time both Personal Systems and Print have grown in the same quarter since 2010. We’re delivering solid performance across our portfolio, in all regions, and on key financial metrics,” said Dion Weisler, President and CEO, HP Inc. “Our team is taking profitable share, out-executing our competitors and delivering some of the best innovation in HP’s history. It’s clear our reinvention is paying off.”

Asset management
HP’s cash provided by operating activities in the second quarter was $0.5 billion. Accounts receivable ended the quarter at $3.8 billion, up 2 days quarter over quarter to 27 days. Inventory ended the quarter at $4.8 billion, up 4 days quarter over quarter to 43 days. Accounts payable ended the quarter at $11.1 billion, up 6 days quarter over quarter to 100 days. HP’s dividend payment of $0.1327 per share in the second quarter resulted in cash usage of $0.2 billion. HP also utilized $0.2 billion of cash during the quarter to repurchase approximately 13.3 million shares of common stock in the open market. HP exited the quarter with $6.2 billion in gross cash, which includes cash and cash equivalents, short-term investments, and certain liquid long-term investments.

Fiscal 2017 second quarter segment results

•
Personal Systems net revenue was up 10% year over year (up 10% in constant currency) with a 3.2% operating margin. Commercial net revenue increased 7% and Consumer net revenue increased 16%. Total units were up 5% with Notebooks units up 12% and Desktops units down 6%.

•
Printing net revenue was up 2% year over year (up 2% in constant currency) with a 17.4% operating margin. Total hardware units were up 4% with Commercial hardware units up 6% and Consumer hardware units up 3%. Supplies net revenue was up 2% (up 2% in constant currency).

Outlook
For the fiscal 2017 third quarter, HP estimates GAAP diluted net EPS from continuing operations to be in the range of $0.36 to $0.40 and non-GAAP diluted net EPS to be in the range of $0.40 to $0.43. Fiscal 2017 third quarter non-GAAP diluted net EPS estimates exclude $0.03 to $0.04 per diluted share, primarily related to restructuring and other charges, acquisition-related charges, defined benefit plan settlement charges, amortization of intangible assets, non-operating retirement-related credits/(charges), net tax indemnifications, net valuation allowances and discontinued operations.

For fiscal 2017, HP estimates GAAP diluted net EPS from continuing operations to be in the range of $1.42 to $1.52 and raises non-GAAP diluted net EPS to be in the range of $1.59 to $1.66. Fiscal 2017 non-GAAP diluted net EPS estimates exclude $0.14 to $0.17 per diluted share, primarily related to restructuring and other charges, acquisition-related charges, defined benefit plan settlement charges, amortization of intangible assets, non-operating retirement-related credits/(charges), net tax indemnifications, net valuation allowances and discontinued operations.

More information on HP's earnings, including additional financial analysis and an earnings overview presentation, is available on HP's Investor Relations website at www.hp.com/investor/home.

HP's FY17 Q2 earnings conference call is accessible via an audio webcast at
www.hp.com/investor/2017Q2Webcast.

About HP Inc.
HP Inc. creates technology that makes life better for everyone, everywhere. Through our portfolio of printers, PCs, mobile devices, solutions, and services, we engineer experiences that amaze. More information about HP Inc. (NYSE: HPQ) is available at http://www.hp.com.

Use of non-GAAP financial information
To supplement HP’s consolidated condensed financial statements presented on a generally accepted accounting principles (“GAAP”) basis, HP provides net revenue on a constant currency basis, non-GAAP operating margin, non-GAAP tax rate, non-GAAP net earnings, non-GAAP diluted net earnings per share and gross cash financial measures. HP also provides forecasts of non-GAAP diluted net earnings per share. A reconciliation of the adjustments to GAAP results for this quarter and prior periods is included in the tables below or elsewhere in the materials accompanying this news release. In addition, an explanation of the ways in which HP’s management uses these non-GAAP measures to evaluate its business, the substance behind HP’s decision to use these non-GAAP measures, the material limitations associated with the use of these non-GAAP measures, the manner in which HP’s management compensates for those limitations, and the substantive reasons why HP’s management believes that these non-GAAP measures provide useful information to investors is included under “Use of non-GAAP financial measures” after the tables below. This additional non-GAAP financial information is not meant to be considered in isolation or as a substitute for net revenue, operating profit, operating margin, net earnings from continuing operations, diluted net earnings per share from continuing operations or cash and cash equivalents prepared in accordance with GAAP.

Forward-looking statements
This news release contains forward-looking statements that involve risks, uncertainties and assumptions. If the risks or uncertainties ever materialize or the assumptions prove incorrect, the results of HP may differ materially from those expressed or implied by such forward-looking statements and assumptions.

All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including but not limited to any projections of net revenue, margins, expenses, effective tax rates, net earnings, net earnings per share, cash flows, benefit plan funding, deferred taxes, share repurchases, foreign currency exchange rates or other financial items; any projections of the amount, timing or impact of cost savings or restructuring and other charges; any statements of the plans, strategies and objectives of management for future operations, including the execution of the restructuring plans and any resulting cost savings, net revenue or profitability improvements; any statements concerning the expected development, performance, market share or competitive performance relating to products or services; any statements regarding current or future macroeconomic trends or events and the impact of those trends and events on HP and its financial performance; any statements regarding pending investigations, claims or disputes; any statements of expectation or belief, including with respect to the timing and expected benefits of acquisitions and other business combination and investment transactions; and any statements of assumptions underlying any of the foregoing.

Risks, uncertainties and assumptions include the need to address the many challenges facing HP’s businesses; the competitive pressures faced by HP’s businesses; risks associated with executing HP’s strategy; the impact of macroeconomic and geopolitical trends and events; the need to manage third-party suppliers and the distribution of HP’s products and the delivery of HP’s services effectively; the protection of HP’s intellectual property assets, including intellectual property licensed from third parties; risks associated with HP’s international operations; the development and transition of new products and services and the enhancement of existing products and services to meet customer needs and respond to emerging technological trends; the execution and performance of contracts by HP and its suppliers, customers, clients and partners; the hiring and retention of key employees; integration and other risks associated with business combination and investment transactions; the results of the restructuring plans, including estimates and assumptions related to the cost (including any possible disruption of HP’s business) and the anticipated benefits of the restructuring plans; the resolution of pending investigations, claims and disputes; and other risks that are described in HP’s Annual Report on Form 10-K for the fiscal year ended October 31, 2016, and HP’s other filings with the Securities and Exchange Commission.

As in prior periods, the financial information set forth in this release, including any tax-related items, reflects estimates based on information available at this time. While HP believes these estimates to be reasonable, these amounts could differ materially from reported amounts in HP’s Quarterly Report on Form 10-Q for the fiscal quarter ended April 30, 2017 and HP’s other filings with the Securities and Exchange Commission. HP assumes no obligation and does not intend to update these forward-looking statements. HP’s Investor Relations website at www.hp.com/investor/home contains a significant amount of information about HP, including financial and other information for investors. HP encourages investors to visit its website from time to time, as information is updated and new information is posted.

HP INC. AND SUBSIDIARIES CONSOLIDATED CONDENSED STATEMENTS OF EARNINGS (Unaudited) (In millions, except per share amounts)

	Three months ended
	April 30, 2017	January 31, 2017	April 30, 2016
Net revenue	$12,385	$12,684	$11,588
Costs and expenses:
Cost of revenue	10,002	10,436	9,338
Research and development	314	296	301
Selling, general and administrative	1,087	1,017	1,002
Restructuring and other charges	140	63	100
Acquisition-related charges	20	16	—
Amortization of intangible assets	1	—	6
Defined benefit plan settlement charges	3	—	—
Total costs and expenses	11,567	11,828	10,747

Earnings from continuing operations	818	856	841
Interest and other, net	(64)	(81)	(5)
Earnings from continuing operations before taxes	754	775	836
Provision for taxes	(195)	(164)	(176)
Net earnings from continuing operations	559	611	660
Net loss from discontinued operations, net of taxes	—	—	(31)
Net earnings	$559	$611	$629

Net earnings (loss) per share:
Basic
Continuing operations	$0.33	$0.36	$0.38
Discontinued operations	—	—	(0.01)
Total basic net earnings per share	$0.33	$0.36	$0.37
Diluted
Continuing operations	$0.33	$0.36	$0.38
Discontinued operations	—	—	(0.02)
Total diluted net earnings per share	$0.33	$0.36	$0.36

Cash dividends declared per share	$—	$0.27	$—

Weighted-average shares used to compute net earnings (loss) per share:
Basic	1,688	1,704	1,720
Diluted	1,709	1,721	1,731

HP INC. AND SUBSIDIARIES CONSOLIDATED CONDENSED STATEMENTS OF EARNINGS (Unaudited) (In millions, except per share amounts)

	Six months ended April 30,
	2017	2016
Net revenue	$25,069	$23,834
Costs and expenses:
Cost of revenue	20,438	19,299
Research and development	610	593
Selling, general and administrative	2,104	2,039
Restructuring and other charges	203	120
Acquisition-related charges	36	—
Amortization of intangible assets	1	14
Defined benefit plan settlement charges	3	—
Total costs and expenses	23,395	22,065

Earnings from continuing operations	1,674	1,769
Interest and other, net	(145)	(99)
Earnings from continuing operations before taxes	1,529	1,670
Provision for taxes	(359)	(360)
Net earnings from continuing operations	1,170	1,310
Net loss from discontinued operations, net of taxes	—	(89)
Net earnings	$1,170	$1,221

Net earnings (loss) per share:
Basic
Continuing operations	$0.69	$0.75
Discontinued operations	—	(0.05)
Total basic net earnings per share	$0.69	$0.70
Diluted
Continuing operations	$0.68	$0.75
Discontinued operations	—	(0.06)
Total diluted net earnings per share	$0.68	$0.69

Cash dividends declared per share	$0.27	$0.25

Weighted-average shares used to compute net earnings (loss) per share:
Basic	1,696	1,748
Diluted	1,716	1,758

HP INC. AND SUBSIDIARIES ADJUSTMENTS TO GAAP NET EARNINGS, EARNINGS FROM OPERATIONS, OPERATING MARGIN AND DILUTED NET EARNINGS PER SHARE (Unaudited) (In millions, except per share amounts)

	Three months ended April 30, 2017	Diluted net earnings per share	Three months ended January 31, 2017	Diluted net earnings per share	Three months ended April 30, 2016	Diluted net earnings per share
GAAP net earnings from continuing operations	$559	$0.33	$611	$0.36	$660	$0.38
Non-GAAP adjustments:
Restructuring and other charges	140	0.08	63	0.04	100	0.06
Acquisition-related charges	20	0.01	16	0.01	—	—
Amortization of intangible assets	1	—	—	—	6	—
Defined benefit plan settlement charges	3	—	—	—	—	—
Non-operating retirement-related credits	(35)	(0.02)	(32)	(0.02)	(40)	(0.02)
Tax indemnification credits	(5)	—	(9)	(0.01)	(8)	—
Adjustments for taxes	2	—	(3)	—	(16)	(0.01)
Non-GAAP net earnings	$685	$0.40	$646	$0.38	$702	$0.41

GAAP earnings from continuing operations	$818		$856		$841
Non-GAAP adjustments:
Restructuring and other charges	140		63		100
Acquisition-related charges	20		16		—
Amortization of intangible assets	1		—		6
Defined benefit plan settlement charges	3		—		—
Non-operating retirement-related credits	(35)		(32)		(40)
Non-GAAP earnings	$947		$903		$907

GAAP operating margin from continuing operations	7%		7%		7%
Non-GAAP adjustments	1%		—		1%
Non-GAAP operating margin	8%		7%		8%

HP INC. AND SUBSIDIARIES ADJUSTMENTS TO GAAP NET EARNINGS, EARNINGS FROM OPERATIONS, OPERATING MARGIN AND DILUTED NET EARNINGS PER SHARE (Unaudited) (In millions, except per share amounts)

	Six months ended April 30, 2017	Diluted net earnings per share	Six months ended April 30, 2016	Diluted net earnings per share
GAAP net earnings from continuing operations	$1,170	$0.68	1,310	$0.75
Non-GAAP adjustments:
Restructuring and other charges	203	0.12	120	0.07
Acquisition-related charges	36	0.02	—	—
Amortization of intangible assets	1	—	14	0.01
Non-operating retirement-related credits	(67)	(0.04)	(80)	(0.05)
Defined benefit plan settlement charges	3	—	—	—
Tax indemnification credits	(14)	—	(8)	—
Adjustments for taxes	(1)	—	(9)	(0.01)
Non-GAAP net earnings	$1,331	$0.78	$1,347	$0.77

GAAP earnings from continuing operations	$1,674		$1,769
Non-GAAP adjustments:
Restructuring and other charges	203		120
Acquisition-related charges	36		—
Amortization of intangible assets	1		14
Non-operating retirement-related credits	(67)		(80)
Defined benefit plan settlement charges	3		—
Non-GAAP earnings	$1,850		$1,823

GAAP operating margin from continuing operations	6%		7%
Non-GAAP adjustments	1%		1%
Non-GAAP operating margin	7%		8%

HP INC. AND SUBSIDIARIES CONSOLIDATED CONDENSED BALANCE SHEETS (Unaudited) (In millions)

	As of
	April 30, 2017	October 31, 2016
ASSETS
Current assets:
Cash and cash equivalents	$6,223	$6,288
Accounts receivable	3,771	4,114
Inventory	4,756	4,484
Other current assets	3,552	3,582
Total current assets	18,302	18,468
Property, plant and equipment	1,661	1,736
Goodwill	5,622	5,622
Other non-current assets(a)	3,101	3,161
Total assets	$28,686	$28,987

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Notes payable and short-term borrowings	$110	$78
Accounts payable	11,079	11,103
Employee compensation and benefits	665	759
Taxes on earnings	221	231
Deferred revenue	980	919
Other accrued liabilities	5,549	5,718
Total current liabilities	18,604	18,808
Long-term debt(a)	6,710	6,735
Other non-current liabilities	7,327	7,333
Stockholders' deficit	(3,955)	(3,889)
Total liabilities and stockholders' deficit	$28,686	$28,987

(a)
Pursuant to the adoption of Accounting Standard Update 2015-03 “Simplifying the Presentation of Debt Issuance Costs” in Q1 FY17, debt issuance costs has been reclassified from other non-current assets to long-term debt. The change has been adopted including prior comparative periods.

HP INC. AND SUBSIDIARIES CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS (Unaudited) (In millions)

	Three months ended April 30
	2017	2016

Cash flows from operating activities:(a)
Net earnings	$559	$629
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	89	85
Stock-based compensation expense	48	40
Restructuring and other charges	140	100
Deferred taxes on earnings	138	74
Other, net	2	(76)
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(325)	190
Inventory	(203)	520
Accounts payable	142	41
Taxes on earnings	(102)	29
Restructuring and other	(46)	(37)
Other assets and liabilities	13	(16)
Net cash provided by operating activities	455	1,579
Cash flows from investing activities:
Investment in property, plant and equipment	(75)	(86)
Purchases of available-for-sale securities and other investments	(80)	(122)
Maturities and sales of available-for-sale securities and other investments	—	3
Proceeds from business divestiture	—	61
Net cash used in investing activities	(155)	(144)
Cash flows from financing activities:
Short-term borrowings with original maturities less than 90 days, net	39	13
Payment of debt	(17)	(3)
Settlement of cash flow hedges	(5)	17
Net payments related to stock-based award activities	22	4
Repurchase of common stock	(223)	(305)
Cash dividends paid	(224)	(213)
Net cash used in financing activities	(408)	(487)
(Decrease) increase in cash and cash equivalents	(108)	948
Cash and cash equivalents at beginning of period	6,331	3,688
Cash and cash equivalents at end of period	$6,223	$4,636

(a)
Pursuant to the adoption of Accounting Standard Update 2016-09 “Improvements to Employee Share-Based Payment Accounting” in Q1 FY17, excess income tax benefit from stock-based compensation expense is no longer separated from operating income tax cash flows and reported as financing activity. In addition, income taxes paid on shares withheld is now required to be presented as financing activity as opposed to operating activity. The change has been adopted including prior comparative periods.

HP INC. AND SUBSIDIARIES CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS (Unaudited) (In millions)

	Six months ended April 30
	2017	2016

Cash flows from operating activities:(a)
Net earnings	$1,170	$1,221
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	173	164
Stock-based compensation expense	123	101
Restructuring and other charges	203	120
Deferred taxes on earnings	205	600
Other, net	21	(46)
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	289	894
Inventory	(272)	722
Accounts payable	26	(1,063)
Taxes on earnings	(177)	(505)
Restructuring and other	(97)	(68)
Other assets and liabilities	(442)	(663)
Net cash provided by operating activities	1,222	1,477
Cash flows from investing activities:
Investment in property, plant and equipment	(176)	(206)
Proceeds from sale of property, plant and equipment	69	—
Purchases of available-for-sale securities and other investments	(136)	(122)
Maturities and sales of available-for-sale securities and other investments	2	12
Proceeds from business divestiture	—	61
Net cash used in investing activities	(241)	(255)
Cash flows from financing activities:
Short-term borrowings with original maturities less than 90 days, net	74	39
Proceeds from debt, net of issuance costs	5	4
Payment of debt	(44)	(2,158)
Settlement of cash flow hedges	(9)	6
Net transfer of cash and cash equivalents to Hewlett Packard Enterprise Company	—	(10,375)
Net payments related to stock-based award activities	(12)	1
Repurchase of common stock	(609)	(1,102)
Cash dividends paid	(451)	(434)
Net cash used in financing activities	(1,046)	(14,019)
Decrease in cash and cash equivalents	(65)	(12,797)
Cash and cash equivalents at beginning of period	6,288	17,433
Cash and cash equivalents at end of period	$6,223	$4,636

(a)
Pursuant to the adoption of Accounting Standard Update 2016-09 “Improvements to Employee Share-Based Payment Accounting” in Q1 FY17, excess income tax benefit from stock-based compensation expense is no longer separated from operating income tax cash flows and reported as financing activity. In addition, income taxes paid on shares withheld is now required to be presented as financing activity as opposed to operating activity. The change has been adopted including prior comparative periods.

HP INC. AND SUBSIDIARIES SEGMENT INFORMATION (Unaudited) (In millions)

	Three months ended
	April 30, 2017	January 31, 2017	April 30, 2016
Net revenue:(a)
Personal Systems	$7,662	$8,224	$6,990
Printing	4,743	4,483	4,637
Corporate Investments	3	2	3
Total segments	12,408	12,709	11,630
Intersegment net revenue eliminations and other	(23)	(25)	(42)
Total net revenue	$12,385	$12,684	$11,588

Earnings from continuing operations before taxes:(a)
Personal Systems	$244	$313	$242
Printing	825	716	801
Corporate Investments	(26)	(23)	(8)
Total segment earnings from operations	1,043	1,006	1,035
Corporate costs and eliminations	(48)	(28)	(88)
Stock-based compensation expense	(48)	(75)	(40)
Restructuring and other charges	(140)	(63)	(100)
Acquisition-related charges	(20)	(16)	—
Amortization of intangible assets	(1)	—	(6)
Defined benefit plan settlement charges	(3)	—	—
Non-operating retirement-related credits	35	32	40
Interest and other, net	(64)	(81)	(5)
Total earnings from continuing operations before taxes	$754	$775	$836

(a)
Effective at the beginning of its first quarter of fiscal year 2017, HP implemented an organizational change to align its business unit financial reporting more closely with its current business structure. The organizational change resulted in transfer of a portion of LaserJet printers from Commercial to Consumer within the Printing segment. HP reflected this change to its business unit information in prior reporting periods on an as-if basis which resulted in reclassification of revenues between the Commercial and Consumer business units of Printing. The reporting change had no impact to previously reported segment net revenue, consolidated net revenue, earnings from continuing operations, net earnings or net earnings per share.

HP INC. AND SUBSIDIARIES SEGMENT INFORMATION (Unaudited) (In millions)

	Six months ended April 30,
	2017	2016
Net revenue:(a)
Personal Systems	$15,886	$14,457
Printing	9,226	9,279
Corporate Investments	5	6
Total segments	25,117	23,742
Intersegment net revenue eliminations and other	(48)	92
Total net revenue	$25,069	$23,834

Earnings from continuing operations before taxes:(a)
Personal Systems	$557	$471
Printing	1,541	1,588
Corporate Investments	(49)	(31)
Total segment earnings from operations	2,049	2,028
Corporate costs and eliminations	(76)	(104)
Stock-based compensation expense	(123)	(101)
Restructuring and other charges	(203)	(120)
Acquisition-related charges	(36)	—
Amortization of intangible assets	(1)	(14)
Defined benefit plan settlement charges	(3)	—
Non-operating retirement-related credits	67	80
Interest and other, net	(145)	(99)
Total earnings from continuing operations before taxes	$1,529	$1,670

(a)
Effective at the beginning of its first quarter of fiscal year 2017, HP implemented an organizational change to align its business unit financial reporting more closely with its current business structure. The organizational change resulted in transfer of a portion of LaserJet printers from Commercial to Consumer within the Printing segment. HP reflected this change to its business unit information in prior reporting periods on an as-if basis which resulted in reclassification of revenues between the Commercial and Consumer business units of Printing. The reporting change had no impact to previously reported segment net revenue, consolidated net revenue, earnings from continuing operations, net earnings or net earnings per share.

HP INC. AND SUBSIDIARIES SEGMENT/BUSINESS UNIT INFORMATION (Unaudited) (In millions)

	Three months ended			Change (%)
	April 30, 2017	January 31, 2017	April 30, 2016	Q/Q	Y/Y
Net revenue:(a)
Personal Systems
Notebooks	$4,493	$4,890	$3,838	(8)%	17%
Desktops	2,377	2,534	2,402	(6)%	(1)%
Workstations	495	491	461	1%	7%
Other	297	309	289	(4)%	3%
Total Personal Systems	7,662	8,224	6,990	(7)%	10%
Printing
Supplies	3,157	3,007	3,099	5%	2%
Commercial Hardware	982	886	957	11%	3%
Consumer Hardware	604	590	581	2%	4%
Total Printing	4,743	4,483	4,637	6%	2%
Corporate Investments	3	2	3	50%	—
Total segments	12,408	12,709	11,630	(2)%	7%
Intersegment net revenue eliminations and other(b)	(23)	(25)	(42)	NM	NM
Total net revenue	$12,385	$12,684	$11,588	(2)%	7%

(a)
Effective at the beginning of its first quarter of fiscal year 2017, HP implemented an organizational change to align its business unit financial reporting more closely with its current business structure. The organizational change resulted in transfer of a portion of LaserJet printers from Commercial to Consumer within the Printing segment. HP reflected this change to its business unit information in prior reporting periods on an as-if basis which resulted in reclassification of revenues between the Commercial and Consumer business units of Printing. The reporting change had no impact to previously reported segment net revenue, consolidated net revenue, earnings from continuing operations, net earnings or net earnings per share.

(b)	"NM"- Not Meaningful.

HP INC. AND SUBSIDIARIES SEGMENT/BUSINESS UNIT INFORMATION (Unaudited) (In millions)

	Six months ended April 30,		Change (%)
	2017	2016	Y/Y
Net revenue:(a)
Personal Systems
Notebooks	$9,383	$8,043	17%
Desktops	4,911	4,929	—%
Workstations	986	905	9%
Other	606	580	4%
Total Personal Systems	15,886	14,457	10%
Printing
Supplies	6,164	6,200	(1)%
Commercial Hardware	1,868	1,921	(3)%
Consumer Hardware	1,194	1,158	3%
Total Printing	9,226	9,279	(1)%
Corporate Investments	5	6	(17)%
Total segments	25,117	23,742	6%
Intersegment net revenue eliminations and other(b)	(48)	92	NM
Total net revenue	$25,069	$23,834	5%

(a)
Effective at the beginning of its first quarter of fiscal year 2017, HP implemented an organizational change to align its business unit financial reporting more closely with its current business structure. The organizational change resulted in transfer of a portion of LaserJet printers from Commercial to Consumer within the Printing segment. HP reflected this change to its business unit information in prior reporting periods on an as-if basis which resulted in reclassification of revenues between the Commercial and Consumer business units of Printing. The reporting change had no impact to previously reported segment net revenue, consolidated net revenue, earnings from continuing operations, net earnings or net earnings per share.

(b)	"NM"- Not Meaningful.

HP INC. AND SUBSIDIARIES SEGMENT OPERATING MARGIN SUMMARY DATA (Unaudited)

	Three months ended			Change in Operating Margin (pts)
	April 30, 2017	January 31, 2017	April 30, 2016	Q/Q	Y/Y
Segment operating margin:(a)
Personal Systems	3.2%	3.8%	3.5%	(0.6) pts	(0.3) pts
Printing	17.4%	16.0%	17.3%	1.4 pts	0.1 pts
Corporate Investments(b)	NM	NM	NM	NM	NM
Total segments	8.4%	7.9%	8.9%	0.5 pts	(0.5) pts

(a)
Effective at the beginning of its first quarter of fiscal year 2017, HP implemented an organizational change to align its business unit financial reporting more closely with its current business structure. The organizational change resulted in transfer of a portion of LaserJet printers from Commercial to Consumer within the Printing segment. HP reflected this change to its business unit information in prior reporting periods on an as-if basis which resulted in reclassification of revenues between the Commercial and Consumer business units of Printing. The reporting change had no impact to previously reported segment net revenue, consolidated net revenue, earnings from continuing operations, net earnings or net earnings per share.

(b)	"NM"- Not Meaningful.

HP INC. AND SUBSIDIARIES CALCULATION OF DILUTED NET EARNINGS PER SHARE (Unaudited) (In millions, except per share amounts)

	Three months ended
	April 30, 2017	January 31, 2017	April 30, 2016
Numerator:
GAAP net earnings from continuing operations	$559	$611	$660
Non-GAAP net earnings	$685	$646	$702

Denominator:
Weighted-average shares used to compute basic net earnings per share	1,688	1,704	1,720
Dilutive effect of employee stock plans(a)	21	17	11
Weighted-average shares used to compute diluted net earnings per share	1,709	1,721	1,731

GAAP diluted net earnings per share from continuing operations	$0.33	$0.36	$0.38
Non-GAAP diluted net earnings per share	$0.40	$0.38	$0.41

(a)	Includes any dilutive effect of restricted stock units, stock options and performance-based awards.

HP INC. AND SUBSIDIARIES CALCULATION OF DILUTED NET EARNINGS PER SHARE (Unaudited) (In millions, except per share amounts)

	Six months ended April 30,
	2017	2016
Numerator:
GAAP net earnings from continuing operations	$1,170	$1,310
Non-GAAP net earnings	$1,331	$1,347

Denominator:
Weighted-average shares used to compute basic net earnings per share	1,696	1,748
Dilutive effect of employee stock plans(a)	20	10
Weighted-average shares used to compute diluted net earnings per share	1,716	1,758

GAAP diluted net earnings per share from continuing operations	$0.68	$0.75
Non-GAAP diluted net earnings per share	$0.78	$0.77

(a)	Includes any dilutive effect of restricted stock units, stock options and performance-based awards.

Use of non-GAAP financial measures
To supplement HP’s consolidated condensed financial statements presented on a GAAP basis, HP provides net revenue on a constant currency basis, non-GAAP operating margin, non-GAAP tax rate, non-GAAP net earnings, non-GAAP diluted net earnings per share and gross cash. HP also provides forecasts of non-GAAP diluted net earnings per share.

These non-GAAP financial measures are not computed in accordance with, or as an alternative to, GAAP in the United States. Reconciliations of each of these non-GAAP financial measures to GAAP information are included in the tables above or elsewhere in the materials accompanying this news release.

Use and economic substance of non-GAAP financial measures
Net revenue on a constant currency basis assumes no change in the foreign currency exchange rate from the prior-year period. Non-GAAP operating margin is defined to exclude the effects of any amounts relating to restructuring and other charges, acquisition-related charges, defined benefit plan settlement charges, amortization of intangible assets and non-operating retirement-related credits/(charges). Non-GAAP net earnings and non-GAAP diluted net earnings per share consist of net earnings from continuing operations or diluted net earnings per share from continuing operations excluding those same charges and net tax indemnifications. In addition, non-GAAP net earnings and non-GAAP diluted net earnings per share are adjusted by the amount of additional taxes or tax benefits associated with each non-GAAP item and other tax benefits or charges as a consequence of the separation of Hewlett Packard Enterprise Company from HP Inc. (the “Separation”). HP’s management uses these non-GAAP financial measures for purposes of evaluating HP’s historical and prospective financial performance, as well as HP’s performance relative to its competitors. HP’s management also uses these non-GAAP measures to further its own understanding of HP’s segment operating performance. HP believes that excluding the items mentioned above from these non-GAAP financial measures allows HP’s management to better understand HP’s consolidated financial performance in relation to the operating results of HP’s segments, as HP’s management does not believe that the excluded items are reflective of ongoing operating results. More specifically, HP’s management excludes each of those items mentioned above for the following reasons:

•
Restructuring and other charges are (i) costs associated with a formal restructuring plan and are primarily related to employee termination costs and benefits, costs of real estate consolidation and other non-labor charges; and (ii) other charges, which include non-recurring costs that are distinct from ongoing operational costs. HP excludes these restructuring and other charges (and any reversals of charges recorded in prior periods) for purposes of calculating these non-GAAP measures because it believes that these historical costs do not reflect expected future operating expenses and do not contribute to a meaningful evaluation of HP's current operating performance or comparisons to HP's operating performance in other periods.

•
HP incurs cost related to its acquisitions, which it would not have otherwise incurred as part of its operations. The charges are direct expenses such as third-party professional and legal fees, and integration-related costs. These charges related to acquisitions are inconsistent in amount and frequency and are significantly impacted by the timing and nature of HP's acquisitions. HP believes that eliminating such expenses for purposes of calculating these non-GAAP measures facilitates a more meaningful evaluation of HP's current operating performance and comparisons to HP's past operating performance.

•
HP incurs charges relating to the amortization of intangible assets. Those charges are included in HP’s GAAP earnings from continuing operations, operating margin from continuing operations, net earnings from continuing operations and diluted net earnings per share from continuing operations. Such charges are significantly impacted by the timing and magnitude of HP’s acquisitions and any related impairment charges. Consequently, HP excludes these charges for purposes of calculating these non-GAAP measures to facilitate a more meaningful evaluation of HP’s current operating performance and comparisons to HP’s operating performance in other periods.

•
Non-operating retirement-related credits/(charges) includes certain market-related factors such as interest cost, expected return on plan assets, amortized actuarial gains or losses, and impacts from other market-related factors associated with our defined benefit pension and post-retirement benefit plans. The market-driven retirement-related adjustments are primarily due to the changes in pension plan assets and liabilities which are tied to financial market performance and HP considers these adjustments to be outside the operational performance of the business. Non-operating retirement-related credits/(charges) also include certain plan curtailments, settlements and special termination benefits related to HP’s defined benefit pension and post-retirement benefit plans. HP believes that eliminating such adjustments for purposes of calculating non-GAAP measures facilitates a more meaningful evaluation of HP's current operating performance and provides better transparency into the segment operating results.

•
As part of the Separation, HP evaluates all tax uncertain positions to determine the indemnification amounts under the Tax Matters Agreement with Hewlett Packard Enterprise Company and records the adjustments as net tax indemnifications amounts for the quarter. HP excludes these adjustments for the purpose of calculating these non-GAAP measures to facilitate a more meaningful evaluation of HP’s current operating performance and comparisons to HP’s operating performance in other periods.

•
HP incurred defined benefit plan settlement charges relating to the U.S. HP pension plan. The charges are associated with the net settlement and remeasurement resulting from voluntary lump sum payments offered to certain terminated vested participants. HP excludes these charges for the purpose of calculating these non-GAAP measures to facilitate a more meaningful evaluation of HP’s current operating performance and comparisons to HP’s operating performance in other periods.

•
As part of the Separation, HP recorded several Separation-related items including: the reversal of a previously recorded valuation allowance, the write-off of specific deferred taxes providing no continued benefit to HP and the entry of certain Separation-related deferred tax expense.  HP believes that eliminating these amounts for purposes of calculating non-GAAP net earnings facilitates a more meaningful comparison of HP’s net earnings to other periods, as HP’s management does not believe that the excluded items are reflective of ongoing operating results.

Gross cash is a non-GAAP measure that is defined as cash and cash equivalents plus short-term investments and certain long-term investments that may be liquidated within 90 days pursuant to the terms of existing put options or similar rights. HP’s management uses gross cash for the purpose of determining the amount of cash available for investment in HP’s businesses, repurchasing stock and other purposes. HP’s management also uses gross cash to evaluate HP’s historical and prospective liquidity. Because gross cash includes liquid assets that are not included in GAAP cash and cash equivalents, HP believes that gross cash provides a helpful assessment of HP’s liquidity.

Material limitations associated with use of non-GAAP financial measures
These non-GAAP financial measures may have limitations as analytical tools, and these measures should not be considered in isolation or as a substitute for analysis of HP’s results as reported under GAAP. Some of the limitations in relying on these non-GAAP financial measures are:

•
Items such as amortization of intangible assets, though not directly affecting HP’s cash position, represent the loss in value of intangible assets over time. The expense associated with this change in value is not included in non-GAAP operating margin, non-GAAP net earnings and non-GAAP diluted net earnings per share, and therefore does not reflect the full economic effect of the change in value of those intangible assets.

•
Items such as restructuring and other charges, acquisition-related charges, non-operating retirement-related credits/(charges), defined benefit plan settlement charges, net tax indemnifications and net valuation allowance, and separation taxes and adjustments that are excluded from non-GAAP operating margin, non-GAAP net earnings and non-GAAP diluted net earnings per share can have a material impact on the equivalent GAAP earnings measure and cash flows.

•	HP may not be able to immediately liquidate the short-term and long-term investments included in gross cash, which may limit the usefulness of gross cash as a liquidity measure.

•	Other companies may calculate the non-GAAP financial measures differently than HP, limiting the usefulness of those measures for comparative purposes.

Compensation for limitations associated with use of non-GAAP financial measures
HP compensates for the limitations on its use of non-GAAP financial measures by relying primarily on its GAAP results and using non-GAAP financial measures only supplementally. HP also provides robust and detailed reconciliations of each non-GAAP financial measure to its most directly comparable GAAP measure within this news release and in other written materials that include these non-GAAP financial measures, and HP encourages investors to review those reconciliations carefully.

Usefulness of non-GAAP financial measures to investors
HP believes that providing net revenue on a constant currency basis, non-GAAP operating margin, non-GAAP tax rate, non-GAAP net earnings, non-GAAP diluted net earnings per share and gross cash to investors in addition to the related GAAP financial measures provides investors with greater transparency to the information used by HP’s management in its financial and operational decision making and allows investors to see HP’s results “through the eyes” of management. HP further believes that providing this information better enables HP’s investors to understand HP’s operating performance and financial condition and to evaluate the efficacy of the methodology and information used by HP’s management to evaluate and measure such performance and financial condition. Disclosure of these non-GAAP financial measures also facilitates comparisons of HP’s operating performance with the performance of other companies in HP’s industry that supplement their GAAP results with non-GAAP financial measures that may be calculated in a similar manner.

© Copyright 2017 HP Development Company, L.P. The information contained herein is subject to change without notice. The only warranties for HP Inc. products and services are set forth in the express warranty statements accompanying such products and services. Nothing herein should be construed as constituting an additional warranty. HP Inc. shall not be liable for technical or editorial errors or omissions contained herein.